Exhibit 11

                               HAROLD CHARLES MOLL
                6929 East Chaney Road, Paradise Valley, AZ 85253



                                January 29, 2003


Charles C. Seven
Ronald R. Robertson
18201 Von Karman Ave
Suite 1170
Irvine, California 92612


     RE:  LETTER AGREEMENT //
          AMENDMENT TO THE PUT AND CALL AGREEMENT

Gentlemen:

     Reference is hereby made to that certain Put and Call Agreement, dated as of _____________, 2003, attached hereto as Exhibit 1 and incorporated herein by this reference (the "Put Agreement"), by and between Ronald P. Robertson ("Robertson"), Chuck Seven ("Seven"), Harold Charles Moll ("Moll"), and La Jolla Cove Investors, Inc., a California corporation. Pursuant to the Put Agreement, Robertson, Moll and Seven, jointly and severally, have the option to purchase all or a portion of the "Stock" (as defined in the Put Agreement) pursuant to the terms and conditions set forth in Section 2 and other provisions of the Put Agreement (the "Call Right").

     As additional consideration of each of Robertson and Seven entering into the Put Agreement, Moll hereby agrees not to, and hereby waives his right to, exercise Moll's Call Right pursuant to Section 2 of the Put Agreement. Moll hereby acknowledges, understands and agrees that such Call Right may be exercised only by Robertson and Seven notwithstanding any provision of the Put Agreement to the contrary. Except as amended and modified herein, the Put
Agreement  shall  remain  in  full  force  and  effect.

     This Letter Agreement shall be construed under and in accordance with, and governed in all respects by, the laws of the State of California. If any action or proceeding is initiated with respect to this Letter Agreement the venue therefor shall be in Orange County, California, which is deemed to be a convenient forum. If any party commences any mediation, arbitration, administrative proceeding or judicial proceeding (each, a "Proceeding") to enforce or interpret any term, condition or other provision of this Letter Agreement, then the prevailing party in such Proceeding shall be entitled to recover reasonable attorneys' fees, expert witness fees, accounting fees and related costs incurred by such prevailing party in such Proceeding, in addition to any other relief to which such prevailing party may be entitled.

                                   Sincerely,


                                   /s/ Harold Charles Moll
                                   --------------------------------------
                                   HAROLD CHARLES MOLL, an individual

                                    EXHIBIT 1
                                    ---------

                                  PUT AGREEMENT
                                  -------------

                              (See attached pages)